EXHIBIT 99.1

CELATOR® PHARMACEUTICALS ANNOUNCES BUSINESS UPDATE
AND FIRST QUARTER 2014 FINANCIAL RESULTS

EWING, New Jersey (May 12, 2014) Celator Pharmaceuticals, Inc. (NASDAQ: CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today reported business highlights and financial results for the first quarter ended March 31, 2014.

"We are pleased with the progress we made in the first quarter as we continued to advance our company mission through the ongoing enrollment of our Phase 3 clinical trial of CPX-351 and the initiation of an investigator-initiated study evaluating CPX-351 in high risk myelodysplastic syndrome (MDS) or acute myeloid leukemia (AML) patients, populations with high unmet need," said Scott Jackson, chief executive officer of Celator. "With several investigator-initiated studies underway, we continue to evaluate additional development opportunities for CPX-351 as well as leveraging our CombiPlex platform. We believe the platform offers significant potential to identify unique combinations of proprietary and non-proprietary drugs. Also, we recently secured additional working capital through a term loan with Hercules Technology Growth Capital, which extends our operating runway and will enable us to further build out our pipeline."

First Quarter 2014 and Recent Business Highlights:

•	Earlier today, Celator announced that it entered into a loan agreement with Hercules Technology Growth Capital, Inc. providing for a term loan of up to $15 million, $10 million of which was funded at closing. If Celator chooses to draw down the additional $5 million, Celator currently believes it will have sufficient working capital to meet its financial needs into the fourth quarter of 2015.
•	In March, Celator announced that enrollment began on an investigator-initiated clinical study evaluating the Company's lead investigational product, CPX-351 (cytarabine:daunorubicin) Liposome Injection, as a treatment for patients with higher risk MDS or AML, who are refractory to or in relapse from hypomethylating agent therapy. The Phase 2 study is being conducted at Stanford University School of Medicine and is expected to enroll up to 33 patients, with the primary objective of determining the efficacy and safety profile of CPX-351 in this patient population.
•	In January, patient enrollment in our Phase 3 study of the CPX-351 in patients 60-75 years of age with high-risk (secondary) AML, reached 50% of the study's planned enrollment of 300 patients. Patient enrollment is currently on track to be completed in the fourth quarter of 2014.
•	Also in January, Celator received approximately $1.4 million in non-dilutive financing through New Jersey's Technology Business Tax Certificate Transfer Program. This program enables qualifying companies to turn their tax losses and credits into cash.

Financial Highlights:

•	Cash Position: Cash and cash equivalents as of March 31, 2014 were $20.8 million, compared to $23.6 million as of December 31, 2013.
•	R&D Expenses: Research and development expenses increased to $3.0 million for the three months ended March 31, 2014 from $1.7 million for the same period in 2013. The increase in R&D expenses was largely due to an increase in clinical and regulatory activities during the quarter related to our Phase 3 study of CPX-351.
•	G&A Expenses: General and administrative expenses increased to $1.9 million for the three months ended March 31, 2014 from $1.3 million for the same period in 2013. The increase was primarily attributable to an increase in compensation and stock option expenses, Board of Directors and Scientific Advisory Board expenses and consulting expenses.
•	Operating Loss: Net loss was $4.3 million for the three months ended March 31, 2014, as compared to $2.9 million for the same period in 2013.

Conference Call Information:

Celator will host a conference call and live audio webcast today at 4:30 p.m. ET to discuss the first quarter 2014 financial results. To participate in the conference call, please dial (877) 303-6316 (domestic) or (650) 521-5176 (international) and refer to conference ID 41793134. The live webcast of the call can be accessed in the Investors section of the Company's website at www.celatorpharma.com. An archived webcast will be available on the Company's website beginning approximately two hours after the event.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company's proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including CPX-571 (a liposomal formulation of irinotecan:cisplatin), and CPX-8, a hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute's Nanotechnology Characterization Laboratory. For more information, please visit the company's website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

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Forward-Looking Statements:

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our expectation regarding the sufficiency of our working capital, statements regarding whether enrollment in our Phase 3 clinical study of CPX-351 will continue on schedule, the safety, potential efficacy and therapeutic potential of CPX-351, whether clinical results for CPX-351 obtained to date will be predictive of future clinical study results, and our expectations regarding expanding our pipeline and leveraging our CombiPlex platform. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, working capital requirements, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies and other matters that could affect the commercial potential of our drug candidates, our ability to raise capital and the trading of our common stock. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator's Form 10-K for the year ended December 31, 2013 and other filings by the company with the U.S. Securities and Exchange Commission.

Contacts

Media:

Mike Beyer, Sam Brown, Inc.

773-463-4211, beyer@sambrown.com

Investors:

Beth DelGiacco, Stern Investor Relations, Inc.

(212) 362-1200, beth@sternir.com

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Celator Pharmaceuticals, Inc. and Subsidiaries

(A development stage company)

Consolidated Balance Sheets

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$20,812,057	$23,589,516
Restricted cash	286,245	287,657
Other receivables	5,856	1,417,313
Prepaid expenses and deposits	172,075	491,465
Assets held for sale	74,086	74,086
Other current assets	484,320	468,389
Total current assets	21,834,639	26,328,426
Property and equipment, net	1,093,279	1,138,579
Other assets	35,687	5,745
Total assets	$22,963,605	$27,472,750

Liabilities
Current liabilities:
Accounts payable	$1,068,168	$1,193,148
Accrued liabilities	1,257,891	1,630,809
Current portion of deferred revenue	542,986	542,986
Total current liabilities	2,869,045	3,366,943
Deferred revenue	452,489	588,236
Deferred rent	51,464	53,084
Total liabilities	3,372,998	4,008,263

Stockholders' equity
Common stock
Authorized 255,000,000 shares, par value $0.001 Issued and outstanding 26,075,532 and 26,035,596 shares as of March 31, 2014 and December 31, 2013 respectively	26,079	26,036
Warrants	1,083,193	1,083,193
Additional paid-in capital	156,357,472	155,953,894
Accumulated other comprehensive loss	(1,133,266)	(1,133,266)
Deficit accumulated during the development stage	(136,742,871)	(132,465,370)
Total stockholders' equity	19,590,607	23,464,487
Total liabilities and stockholders' equity	$22,963,605	$27,472,750

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Celator Pharmaceuticals, Inc. and Subsidiaries

(A development stage company)

Consolidated Statement of Loss and Comprehensive Loss

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Expenses
Research and development	$2,967,853	$1,651,409
Leukemia & Lymphoma Society funding	(635,747)	(153,846)
General and administrative	1,888,267	1,348,999
Loss on disposal of property and equipment	-	13,727
Amortization and depreciation	47,735	47,588
Operating loss	(4,268,108)	(2,907,877)
Other income (expenses)
Foreign exchange loss	(11,708)	(3,049)
Interest and miscellaneous income	2,315	429
Non-cash derivative instrument charge	-	(6,725,797)
Interest expense	-	(47,654)
Loss before income taxes	(4,277,501)	(9,683,948)
Income tax benefit	-	-
Net loss attributable to common stockholders	$(4,277,501)	$(9,683,948)

Net loss per share
Basic and diluted	$(0.16)	$(0.71)

Weighted average of common shares outstanding
Basic and diluted	26,037,504	13,673,160

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